Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-187470 on Form S-11 of our report dated March 22, 2013, relating to the consolidated balance sheet of Cole Office & Industrial REIT (CCIT II), Inc. and subsidiaries as of March 20, 2013 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

August 27, 2013